UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 17, 2007

CITIZENS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2007, the board of directors of Citizens Financial Corp. reappointed Robert J. Schoonover as President and CEO after his return from an extended illness.  During his illness the board had appointed William T. Johnson, Jr. as acting President and CEO; this temporary assignment was reported on Form 8-K filed on March 16, 2007.  Mr. Johnson will now return to his position of Vice President of the company.

A complete list of the executive officers of Citizens Financial Corp. and it’s subsidiary bank, their age, present position, period during which they have served in that position and primary business experience during the past five years follows.  All officers serve one year terms subject to reappointment by the board.  Further, there are no family relationships between these officers or with any board members.

	Present	Period	Principal Occupation
Name and Age	Position	Served	Past Five Years

Robert J. Schoonover 67	President & CEO	1994-current	President & CEO, Citizens Financial Corp. and Citizens National Bank

William T. Johnson, Jr. 63	Vice President	2005-current	President & CEO and Executive Vice President Citizens National Bank

Thomas K. Derbyshire 48	Vice President, Treasurer	1991-current	Executive Vice President, Senior Vice President and Chief Financial Officer, Citizens National Bank

Rudy F. Torjak, Jr. 58	Chief Credit Officer, Citizens National Bank	2006-current	Chief Credit Officer, Citizens National Bank; Senior Vice President Commercial Lending, Wesbanco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

/s/ 4/17/07

/s/ Thomas K. Derbyshire
Vice President, Treasurer, and Principal Financial Officer